EXHIBIT 24.1

                                POWER OF ATTORNEY

Each person whose individual signature appears below hereby authorizes and appoints Terrell A. Lassetter Sr. as attorney-in-fact with full power of substitution, to execute in the name and on the behalf of each person, individually and in each capacity stated below, and to file, any and all amendments to this Registration Statement, including any and all post-effective amendments.

Signature                                   Title


 /s/ J. Michael Heil                        Chief Executive Officer
--------------------------------------
J. Michael Heil


 /s/ Blaine Harris                          Chairman of the Board of Directors
--------------------------------------
Blaine Harris


 /s/ John Bartholomew                       Director
--------------------------------------
John Bartholomew


 /s/ Chuck Coonradt                         Director
--------------------------------------
Chuck Coonradt


 /s/ Hal Glick                              Director
--------------------------------------
Hal Glick


 /s/ Andre Peterson                         Director
--------------------------------------
Andre Peterson


 /s/ Robert E. Warfield                     Director
--------------------------------------
Robert E. Warfield


 /s/ Steven Anderson                        Chief Financial Officer
--------------------------------------      and Principal Accounting Officer
Steven Anderson


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